THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

WARRANT

For the Purchase of Shares of Common Stock of

IMAGING3, INC.
COMMON STOCK PURCHASE WARRANT

Void After 5 P.M. May 1, 2022

No. _______ Date: May 1, 2017

Common Stock Purchase Warrant to Purchase Thirty Six Million (36,000,000) Shares of Common Stock

THIS IS TO CERTIFY, that, for value received, Mr. Dane Medley, or registered assigns (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, on or after the date hereof, and at any time prior to 5 P.M., Pacific Time ("PT"), on May 1, 2022, but not thereafter, to purchase such number of shares of common stock, no par value (the "Shares"), of Imaging3, Inc., a California corporation (the "Company"), from the Company as set forth above, upon payment to the Company of an amount per Share of two cents ($0.02) (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of Subscription Agreement attached hereto, including changes thereto reasonably requested by the Company, duly executed and accompanied by payment of the Purchase Price of each Share.

SECTION 1.

Terms of this Warrant

1.1 Time of Exercise. This Warrant may be exercised at any time and from time to time after 9:00 A.M., PT, on the date hereof (the "Exercise Commencement Date"), but no later than 5:00 P.M., PT on May 1, 2022 (the "Expiration Time"), at which time this Warrant shall become void and all rights hereunder shall cease.

1.2 Manner of Exercise.

1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the form of Subscription Agreement attached hereto duly executed, to the Company at its corporate office in Burbank, California, and upon payment to the Company of the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified or cashier's check, or wired funds, and upon compliance with and subject to the conditions set forth herein.

1.2.2 Upon receipt of this Warrant with the form of Subscription Agreement duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4 The Company covenants to pay when due and payable the excise taxes, if any, which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any income tax with respect to such issuances, nor any excise tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

1.3 Exchange of Warrant. This Warrant may be divided into, combined with or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to divide, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged. The Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Warrants.

1.4 Holder as Owner. Prior to surrender of this Warrant in accordance with Section 1.5 for registration or assignment, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for

the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.5 Method of Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and accompanied by funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

1.6 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote, consent or receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, until Shares are duly and properly issued to the Holder upon the exercise of this Warrant.

1.7 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute a substituted and not an additional contractual obligation of the Company.

1.8 Covenants of the Company. The Company covenants and agrees as follows:

1.8.1 At all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

1.8.2 The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

SECTION 2.

**Adjustment of Purchase Price
and Number of Shares Purchasable upon Exercise**

2.1 Stock Splits. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2 Dividends and Distributions. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this subsection 2.2 as of the time of actual payment of such dividends or distributions.

2.3 Recapitalization or Reclassification. If the Shares issuable upon the exercise of the Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2), then, and in any such event, the Holder shall thereafter be entitled to receive upon exercise of this Warrant such number and kind of stock or other securities or property of the Company to which a holder of Shares deliverable upon exercise of this Warrant would have been entitled on such reclassification or other change, subject to further adjustment as provided herein.

SECTION 3.

Status Under the Securities Act of 1933

This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon exercise, in whole or in part, of this Warrant, the certificates representing the Shares shall bear the legend first above written.

SECTION 4.

Other Matters

4.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

4.2 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or by email or facsimile or personal delivery and addressed, until another address is designated in writing by the Company, as follows:

Imaging3, Inc.
3022 N. Hollywood Way
Burbank, California 91505
Telephone No.: (818) 260-0930
Facsimile No.: (818) 260-0445
Email Address: dane@imaging3.com
Attention: Dane Medley, Chief Executive Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, or by facsimile or email or personal delivery and addressed to the Holder at his last known address as it shall appear on the books of the Company.

4.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California. The venue for any legal proceedings under this Warrant will be in the appropriate forum in the County of Los Angeles, State of California.

4.4 Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and permitted assigns.

4.5 Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of May 1, 2017.

IMAGING3, INC.

By: ______________________
Dane Medley
Title: Chief Executive Officer

ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto __________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: ______________________________

Signed: ______________________________

Signature guaranteed:

____

SUBSCRIPTION AGREEMENT
FOR THE EXERCISE OF WARRANTS

The undersigned hereby irrevocably subscribes for the purchase of ____________ Shares pursuant to and in accordance with the terms and conditions of this Warrant, which Shares should be delivered to the undersigned at the address stated below. If said number of Shares are not all of the Shares purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Shares purchasable hereunder should be delivered to the undersigned at the address stated below.

The undersigned elects to pay the aggregate Purchase Price for such Shares in the following manner:

[ ] by the enclosed cash or check made payable to the Company in the amount of $________; or

[ ] by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company; or

[ ] by wire transfer of United States funds to the account of the Company in the amount of $__________, which transfer will be made by the undersigned's registered broker-dealer for the undersigned's account from the proceeds of the sale of the Shares issuable upon the exercise of this Warrant, provided that said Shares have been registered under Section 5 of the Securities Act of 1933, as amended, are delivered by the Company to said broker-dealer for the benefit of the undersigned, and can immediately upon exercise of the Warrant and delivery of the Shares be freely sold in the market to enable prompt payment of the exercise price of the Warrants to the Company. This payment method is conditioned upon (a) the Company, the undersigned and the undersigned's broker-dealer making arrangements to the Company's sole satisfaction for delivery of the Shares directly to the broker-dealer on the condition that the broker-dealer immediately remit the proceeds of the sale of the Shares directly to the Company in the amount of the exercise price, and (b) the Company is satisfied, in its sole discretion, that there is sufficient trading volume and liquidity in the Company's common stock to enable the ready sale of the Shares.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel reasonably satisfactory to Imaging3, Inc. has rendered an opinion in writing and addressed to Imaging3, Inc. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) Imaging3, Inc. may notify the transfer agent for the Shares that

the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from Imaging3, Inc. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) Imaging3, Inc. may affix the legend set forth in Section 3 of this Warrant to the certificates for the Shares hereby subscribed for, if such legend is applicable.

Dated:____________________________ Signed:____________________________

Signature guaranteed:__________________ Address:____________________________

____